EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, M. Grant Farn, Chief Financial Officer of Accretion Acquisition Corp. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2021 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: December 6, 2021

/s/ M. Grant Farn
M. Grant Farn
Chief Financial Officer
(Principal Financial Officer)